As filed with the Securities and Exchange Commission on May , 1996.
===============================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                  ------------
                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                 PROXYMED, INC.
             (Exact name of registrant as specified in its charter)

                                     FLORIDA
         (State or other jurisdiction of incorporation or organization)

                                   65-0202059
                      (I.R.S. employer identification no.)

              2501 DAVIE ROAD, SUITE 230, FT. LAUDERDALE, FL 33317
               (Address of principal executive offices) (Zip code)

                             1993 Stock Option Plan
                             1995 Stock Option Plan
                     1995 Outside Director Stock Option Plan
                         EMPLOYEE AND CONSULTANT OPTIONS
                            (Full title of the plans)

                                 Harold S. Blue
                             Chief Executive Officer
              2501 DAVIE ROAD, SUITE 230, FT. LAUDERDALE, FL 33317
                     (Name and address of agent for service)

                                 (954) 473-1001
          (Telephone number, including area code, of agent for service)

                         CALCULATION OF REGISTRATION FEE
=====================================================================================================================
                                                                   Proposed         Proposed
                                                                   Maximum          Maximum            Amount of
           Title of Securities               Amount to be       Offering Price     Aggregate         Registration
            to be Registered                  Registered         per Share(3)    Offering Price           Fee
- ---------------------------------------------------------------------------------------------------------------------
Common Stock, $.001 par value (1)             855,000(2)           $10.00         $8,500,000          $2,948.28
=====================================================================================================================

(1) Pursuant to Rule 416, this Registration Statement also covers such indeterminate number of shares of Common Stock as may become issuable pursuant to the antidilution provisions contained in the plans.
(2) Includes 400,000, 237,000, 200,000 and 17,500 shares issuable pursuant to options granted under the 1993 Stock Option Plan, the 1995 Stock Option Plan, the 1995 Outside Director Stock Option Plan and certain employee and consultant options, respectively.
(3) Based on the highest exercise price of any of the existing options granted, in accordance with Rule 457(h)(1).

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

         The document(s) containing the information specified in Part I of Form S-8 will be sent or given to participating employees as specified by Rule 428(b)(1) under the Securities Act of 1933, as amended (the "Act"). These documents and the documents incorporated by reference into this Registration Statement, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Act. Capitalized terms used but not defined herein shall have the same meanings ascribed to them in the plans to which this Registration Statement relates (the "Plans").

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE.

The following documents which have heretofore been filed by ProxyMed, Inc. (the "Registrant") (File No. 0-22052) with the Securities and Exchange Commission (the "Commission") pursuant to the Securities Exchange Act of 1934 (the "Exchange Act") are incorporated by reference herein and shall be deemed to be a part hereof:

(a) The Company's reports on Forms 10-KSB and 10-QSB for the fiscal year ended December 31, 1995 and the three months ended March 31, 1996, respectively.

(b) All other reports filed since March 31, 1996 by the Company pursuant to Section 13(a) or 15(d) of the Exchange Act.

(c) The description of the Company's common stock contained in a registration statement filed under the Exchange Act, including any amendment or report filed for purposes of updating such description.

         All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, after the date hereof and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents.

         Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

         The legality of the common stock offered pursuant to this Registration Statement has been passed upon for the Company by Kayla B. Rynor, General Counsel of the Company. Ms. Rynor owns, and has options to purchase, common stock of the Company.

ITEM 6.INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         Section 607.0850 of the Florida Business Corporation Act empowers a Florida corporation to indemnify any person who was or is a party to any proceeding (other than an action by or in the right of such corporation) by reason of the fact that such person is or was a director, officer, employee, or agent of such corporation, or is or was serving at the request of such corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise against liability incurred in connection with such proceeding, including an appeal thereof, if such person acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, such person had no reasonable cause to believe his conduct was unlawful. A Florida corporation may indemnify such person against expenses including amounts paid in settlement (not exceeding in the judgment of the board of directors, the estimated expense of litigating the proceeding to conclusion) actually and reasonably incurred by such person in connection with actions brought by or in the right of the corporation to procure a judgment in its favor under the same conditions set forth above, if such person acted in good faith and in a manner such person believed to be in, or not opposed to, the best interests of the corporation, except that no indemnification is permitted in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and to the extent the court in which such action or suit was brought or other court of competent jurisdiction shall determine upon application that, in view of all circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses as the court shall deem proper.

         To the extent such person has been successful on the merits or otherwise in defense of any action referred to above, or in defense of any claim, issue or matter therein, the corporation must indemnify such person against expenses, including counsel (including those for appeal) fees, actually and reasonably incurred by such person in connection therewith. The indemnification and advancement of expenses provided for in, or granted pursuant to, Section 607.0850 is not exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under the articles of incorporation of the Company or any by-law, agreement, vote of shareholders or disinterested directors, or otherwise. Section 607.0850 also provides that a corporation may maintain insurance against liabilities for which indemnification is not expressly provided by the statute.

         Article VII of the Company's Restated Articles of Incorporation and ByLaws provides for indemnification of the directors, officers, employees and agents of the Company (including advancement of expenses) to the fullest extent permitted under Florida law. In addition, the Company has contractually agreed to indemnify its directors and officers to the fullest extent permitted under Florida law.

ITEM 8.  EXHIBITS

EXHIBIT NO.           DESCRIPTION
- -----------           -----------
     5                Opinion of Kayla B. Rynor

    23.1              Consent of Kayla B. Rynor (included as part of Exhibit 5)

    23.2              Consent of Coopers & Lybrand L.L.P.

    24                Power of Attorney (included on signature pages hereto)

ITEM 9. UNDERTAKINGS

(a)      The undersigned registrant hereby undertakes:

         (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

         (2) that, for the purpose of determining any liability under the Securities Act of 1933 (the "Act"), each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

         (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Act, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Exchange Act and each filing of the Plan's annual report pursuant to section 15(d) of the Exchange Act that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(h) Insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Fort Lauderdale, State of Florida, on May 28, 1996.

                                              PROXYMED, INC.

                                              By: /S/ HAROLD S. BLUE
                                                  Harold S. Blue
                                                  Chairman of the Board and
                                                  Chief Executive Officer

                                POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that ProxyMed, Inc., and each person whose signature appears below, constitutes and appoints Harold S. Blue and Bennett Marks, and each of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution for him and in his name or in the name of the Company and in any and all capacities, to sign any and all amendments to the Company's Form S-8 Registration Statement under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto each said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises as full to all items and purposes as they might or could do in person, hereby ratifying and confirming all that each said attorney-in-fact and agent or his substitute or substitutes may lawfully do or cause to be done by virtue thereof.

         In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates indicated.

         SIGNATURES               TITLE                            DATE
         ----------               -----                            ----

   /S/ HAROLD S. BLUE       Chairman of the Board and           May 28, 1996
- ----------------------------
         Harold S. Blue     Chief Executive Officer
                            (principal executive officer)


   /S/ JOHN PAUL GUINAN     President and Director              May 28, 1996
- ----------------------------
         John Paul Guinan



   /S/ BENNETT MARKS        Executive Vice President-           May 28, 1996
- ----------------------------
         Bennett Marks      Finance, Chief Financial
                            Officer and Director
                            (principal financial and
                            accounting officer)

   /S/ GARY N. MANSFIELD    Executive Vice President-Business   May 28, 1996
- ----------------------------
         Gary N. Mansfield  Development and Director



   /S/ HARRY A. GAMPEL      Director                            May 28, 1996
- ----------------------------
         Harry A. Gampel



   /S/ SAMUEL X. KAPLAN     Director                            May 28, 1996
- ----------------------------
         Samuel X. Kaplan



   /S/ TRAVIS J. LEONARDI   Director                            May 28, 1996
- ----------------------------
         Travis J. Leonardi



   /S/ BERTRAM J. POLAN     Director                            May 28, 1996
- ----------------------------
         Bertram J. Polan



   /S/ EUGENE R. TERRY      Director                            May 28, 1996
- ----------------------------
         Eugene R. Terry

                                  EXHIBIT INDEX

                                                                     SEQUENTIAL
                                                                        PAGE
EXHIBIT NO.  DESCRIPTION                                                 NUMBER
- -----------  -----------
     5       Opinion of Kayla B. Rynor

    23.1     Consent of Kayla B. Rynor (included as part of Exhibit 5)

    23.2     Consent of Coopers & Lybrand L.L.P.

    24       Power of Attorney (included on signature pages hereto)